As filed with the Securities and Exchange Commission on September 29, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 2

Form S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Aurora Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware	1040	13-3945947
(State or Other Jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Lars Pearl
C/- Coresco AG Level 3 Gotthardstrasse 20 6304 Zug Switzerland	C/- Coresco AG Level 3 Gotthardstrasse 20 6304 Zug Switzerland
Telephone: (+41) 7887-96966 Facsimile: (+41) 44 274 2818	Telephone: (+41) 7887-96966 Facsimile: (+41) 44 274 2818
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications and notices to:
Joseph Sierchio, Esq. Sierchio & Company, LLP 430 Park Avenue 7th Floor New York, New York 10022 Telephone: (212) 246-3030 Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐		Accelerated Filer ☐
Non-accelerated Filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

Aurora Gold Corporation (the “Registrant”), is filing this Post-Effective Amendment No.2 (this “Post-Effective Amendment”) to deregister all the securities originally registered by the Registration Statement on Form S-1 (Registration No. 333-171312) filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2010, declared effective by the SEC on January 6, 2011, and as amended by the Post-Effective Amendment No. 1, filed with the SEC on March 16, 2011 (as so amended, the “Registration Statement”). The Registration Statement registered for sale up to 10,000,000 units, each unit consisting of one share of the Registrant’s common stock, par value $0.001 and one Series A Stock Purchase Warrant (the “Units”). As of the date of this Post-Effective Amendment, none of the Units have been sold.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of this Post-Effective No. 2 to the registrant’s registration statement on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 29, 2011.

Aurora Gold Corporation

By:	/ s/ Lars Pearl
Name: Lars Pearl
Title:  Chief Executive Officer and President, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-effective No. 2 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Lars Pearl	Dated: September 29, 2011
Name: Lars Pearl
Title:  Chief Executive Officer and President, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and Director)

By:	/s/ Agustin Gomez de Segura	Dated: September 29, 2011
Agustin Gomez de Segura, Director